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                                                                   EXHIBIT 9

Metropolitan Life Insurance Company
One Madison Avenue, New York, New York 10010

                                                         [LOGO OF METLIFE
                                                           APPEARS HERE]

Christopher P. Nicholas
Associate General Counsel
Law Department

                                                              April 26, 2000

Metropolitan Life Insurance Company
One Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

  This opinion is furnished in connection with the filing with the Securities and Exchange Commission of a post-effective amendment to the Registration Statement on Form N-4 under the Securities Act of 1933 and the Investment Company Act of 1940. This amendment is being filed by The New England Variable Account (the "Account") with respect to individual variable annuity contracts (the "Contracts") issued by Metropolitan Life Insurance Company ("Metropolitan Life").

  I have made such examination of the law and examined such corporate records and such other documents as in my judgment are necessary and appropriate to enable me to render the following opinion that:

  1. Metropolitan Life has been duly organized under the laws of the State of New York and is a validly existing corporation.

  2. The Account is validly existing as a separate account pursuant to
Section 4240 of Chapter 28 of the Consolidated Laws of New York.

  3. The portion of the assets to be held in the Account equal to the reserves and other liabilities under the Contracts and under other variable annuity contracts the purchase payments of which may be allocated to the Account is not chargeable with liabilities arising out of any other business Metropolitan Life may conduct.

  4. The Contracts, when issued as contemplated by the Registration Statement and in compliance with applicable local law, will constitute legal, validly issued and binding obligations of Metropolitan Life in accordance with their terms.

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in the Registration Statement on Form N-4 (File No. 333-11131).


                                           Very truly yours,

                                           /s/ Christopher P. Nicholas

                                           Christopher P. Nicholas
                                           Associate General Counsel